EXHIBIT 10





                  [Letterhead of Ober, Kaler, Grimes & Shriver]





                                       March 26, 1997

         The SBI Fund, Inc.
         School of Business & Industry
         Florida A & M University
         One SBI Plaza
         Tallahassee, Florida 32307

         Gentlemen:

              The SBI Fund, Inc. (the "Fund") is a corporation incorporated under the laws of the State of Maryland on August 9, 1993. We understand that the Fund has filed a registration statement with the Securities and Exchange Commission (the "Commission") on Form N-1A (the "Registration Statement") for the purpose of registering an indefinite number of shares of the Fund's capital stock, one-tenth of one cent ($0.001) par value per share (collectively, the "Registered Shares" and individually, a "Registered Share"), under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. The Fund's authorized capital consists of 20,000,000 shares of common stock, 10,000,000 of which have been designated as the Class A Common Stock and 10,000,000 of which have been designated as the Class B Common Stock.

              We understand that our opinion is required to be filed as part of the Registration Statement, and that you intend to include such opinion in Pre-Effective Amendment No. 5 to the Registration Statement.

              We have made such legal and factual investigations as we have deemed necessary for purposes of this opinion letter. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

              In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Charter, By-Laws, and certain records of corporate proceedings of the Fund, and such additional documents, and we have obtained such other certificates, affidavits and advice from officers of the Fund or from public officials, as we have deemed necessary or appropriate for the purposes of this opinion letter.

         page 2



              In rendering the opinions set forth below, we have assumed that (i) at no time prior to the issuance of the Registered Shares will the Fund's Charter, its By-Laws or the resolution of the Fund's Board of Directors authorizing the issuance of the Registered Shares and establishing a minimum consideration therefor, be amended, repealed, rescinded, or otherwise altered; (ii) consideration for each Registered Share of not less than the per-share net asset value of the class of common stock of which the Registered Share is a part will be paid in full in cash and/or cash equivalents to the Fund prior to the issuance of such Registered Share; and (iii) at no time will shares of either class of the Fund's capital stock be issued in excess of the authorized number of shares in such class. Further, we have assumed that there will be no changes in any of the facts material to the authorization of the issuance of the Registered Shares prior to such issuance.

              Based on the foregoing, we are of the opinion that:

         1. The Fund is duly and validly incorporated and presently existing in good standing under the laws of the State of Maryland.

         2. The issuance and sale of the Registered Shares has been duly and validly authorized by all necessary corporate action on the part of the Fund.

         3. Upon the issuance and sale of the Registered Shares in the manner described in the Registration Statement, all of the Registered Shares will be legally and validly issued, and fully paid and non-assessable.

              We express no opinion as to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the securities laws of any state with respect to any matter. Our opinion only addresses Maryland law as in effect on the date hereof.

              We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration
         Statement, and we further consent to reference to this firm in the Registration Statement as counsel to the Fund and as experts, if reference is so made.

                                      Sincerely yours,


                                      /s/ Ober, Kaler, Grimes & Shriver,
                                          a professional corporation